                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 33-8316 on Forms S-8 and S-3, Registration Statement No. 333-813 on
Form S-3, and in Registration Statements Nos. 33-20226, 33-23699, 33-33571, 33-41330, 33-81914 and 333-04041 on Forms S-8 of our report dated April 22, 1996
(May 2, 1996 as to Note 14) on the consolidated financial statements and related financial statement schedule of Sigma Designs, Inc. appearing in this amendment on Form 10-K/A No. 1 of the Annual Report on Form 10-K of Sigma Deigns, Inc. for the year ended January 31, 1996.


DELOITTE & TOUCHE LLP


San Jose, California
Sepetember 6, 1996